Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

SumTotal Systems, Inc.

Mountain View, California

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of SumTotal Systems, Inc., of our reports dated March 24, 2006, relating to the consolidated financial statements and schedule, and the effectiveness of SumTotal Systems, Inc.’s internal control over financial reporting as of December 31, 2005, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP

San Francisco, California

April 5, 2006